LIGHTING SCIENCE GROUP TO PRESENT AT THE PACIFIC GROWTH EQUITIES CONFERENCE ON NOVEMBER 8, 2006

DALLAS, TX — November 1 , 2005 — Lighting Science Group Corporation (OTCBB:LSGP) today announced that Ron Lusk, Chairman & CEO and Robert Warshauer, President will present at Pacific Growth Equities Technology Conference on November 8, 2006 at 2:30 p.m. PST. This event will be held at the W Hotel in San Francisco.

More information about the conference can be found at the Pacifif Growth Equities web site http://www.pacgrow.com/conference.

The event will be simultaneously webcast and available for later replay at the Lighting Science web site http://www.lsgc.com.

About Lighting Science Group Corporation
Lighting Science Group Corporation (www.lsgc.com) designs and sells highly energy efficient and environmentally friendly lighting solutions based on its proprietary Optimized Digital Lighting™ (ODL®) technology. The Company's patented and patent-pending designs and manufacturing processes enable affordable, efficient and long lasting LED based lighting systems to be quickly deployed in existing lighting applications and produce immediate cost savings and environmental benefits. Products include low bay fixtures for parking garages and industrial facilities, MR-16, R30, R25, G11, G25, candelabra and flame tip bulbs which can be purchased at store.lsgc.com.

Certain statements in the press release constitute "forward-looking statements" relating to Lighting Science Group Corporation within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding future events, our financial performance and operating results, our business strategy and our financing plans are forward-looking statements. In some cases you can identify forward-looking statements by terminology such as “may,” “will,” “would,” “should,” “could,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. These statements are only predictions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by the statements. In evaluating these statements, you should specifically consider various factors that may cause our actual results to differ materially from any forward-looking statements.

“Lighting Science” and “ODL” are Registered in the U.S. Patent and Trademark Office. Optimized Digital Lighting” and the LSG concentric ovals are trademarks of Lighting Science Group Corporation.

Contacts:
Ron Lusk, Chairman & CEO
Lighting Science Group Corporation
214-382-3630

Investor Relations Counsel:
The Equity Group Inc.
Loren G. Mortman
212-836-9604
LMortman@equityny.com

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